UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

ENDI CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56469	87-4284605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Old Brick Rd., Suite 115
Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

(434) 336-7737
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on December 29, 2021 ENDI Corp. (the “Company”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Enterprise Diversified, Inc., a Nevada corporation (“Enterprise Diversified”), Zelda Merger Sub 1, Inc., a Delaware corporation (“First Merger Sub”), Zelda Merger Sub 2, LLC, a Delaware limited liability company (“Second Merger Sub”), CrossingBridge Advisors, LLC, a Delaware limited liability company (“CrossingBridge”), and Cohanzick Management, LLC, a Delaware limited liability company, of which David Sherman, the Company’s Chief Executive Officer and member of the Company’s board of directors, is Chief Executive Officer and Manager.

On August 11, 2022 (the “Closing Date”), as contemplated by the Merger Agreement:

●	Enterprise Diversified merged with First Merger Sub, a wholly-owned subsidiary of the Company, with Enterprise Diversified being the surviving entity (the “First Merger”);

●
CrossingBridge merged with Second Merger Sub, a wholly-owned subsidiary of the Company, with CrossingBridge being the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger”);

●
Each share of common stock of Enterprise Diversified was converted into the right to receive one share of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company; and

●
Cohanzick, as the sole member of CrossingBridge, received 2,400,000 shares of the Company’s Class A Common, 1,800,000 shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), a Class W-1 Warrant to purchase 1,800,000 shares of the Company’s Class A Common Stock (the “Class W-1 Warrant”), and a Class W-2 Warrant to purchase 250,000 shares of the Company’s Class A Common Stock (the “Class W-2 Warrant” and together with the Class W-1 Warrant, the “Warrants”).

After giving effect to the Merger, there are currently 5,452,383 shares of the Company’s Class A Common Stock and 1,800,000 shares of the Company’s Class B Common Stock issued and outstanding.

The Company’s Class A Common Stock began trading on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “ENDI” on August 12, 2022.

Item 1.01 Entry into a Material Definitive Agreement.

Voting Agreement

On the Closing Date, in connection with the closing of the Merger, the Company entered into a voting agreement (the “Voting Agreement”) with Cohanzick and Steven Kiel and Arquitos Capital Offshore Master, Ltd., in their capacity as the voting party (the “Voting Party”), pursuant to which the Voting Party shall vote all of its securities of the Company entitled to vote in the election of the Company’s directors that such Voting Party or its affiliates own (collectively, the “Voting Shares”) to elect or maintain in office the directors designated by Cohanzick (the “Cohanzick Member Designees”). The Voting Agreement will terminate automatically on the earlier of the date that (i) the holders of the Company’s Class B Common Stock or Cohanzick’s right to designate the Cohanzick Member Designees is terminated or expires for any reason, (ii) Steven Kiel is no longer a member of the Company’s board of directors and (iii) the Voting Party and its affiliates cease to hold any Voting Shares. The Voting Agreement will also terminate automatically with respect to any Voting Shares no longer held by the Voting Party or its affiliates.

The foregoing description of the Voting Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stockholders Agreement

On the Closing Date, in connection with the closing of the Merger, the Company entered into a stockholder agreement (the “Stockholder Agreement”) with Cohanzick pursuant to which, from and after the date that the holders of the Company’s Class B Common Stock are no longer entitled to elect at least one director to the Company’s board of directors pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, the following provisions apply: for so long as David Sherman, Cohanzick and any of their successors or assigns (collectively, the “Principal Stockholder”) and their Affiliates (as defined in the Stockholder Agreement) beneficially own at least 5% of the outstanding shares of the Company’s Common Stock, the Principal Stockholder has the right to designate a number of directors of the Company’s board of directors (rounded up to the nearest whole number) equal to the percentage of the Company’s Common Stock beneficially owned by the Principal Stockholder and its Affiliates at the time of such designation; provided, however, that for purposes of this designation right, the Principal Stockholder and its Affiliates shall have the right to designate not more than a majority of the members of the Company’s board of directors then in office; and, provided further, that so long as the Principal Stockholder and its Affiliates beneficially owns at least 5% of the Company’s total outstanding shares of Common Stock, it shall have the right to designate at least one director to the Company’s board of directors.

Pursuant to the Stockholder Agreement, upon the exercise of any Class W-1 Warrant by any Class W-1 Warrant holder, the Company shall redeem the number of shares of the Company’s Class B Common Stock (on a pro rata basis from the holders of Class B Common Stock) that are equal to the number of shares of the Company’s Class A Common Stock issued to the Class W-1 Warrant holder upon exercise of the Class W-1 Warrant (a “Mandatory Redemption”) at the Redemption Price (as defined herein). On the fifth anniversary of the Closing (as defined in the Stockholder Agreement), any shares of the Company’s Class B Common Stock held by the Principal Stockholder that remain outstanding shall be redeemed by the Company at the Redemption Price, which is $0.0001 per share of Class B Common Stock, subject to adjustment (the “Redemption Price”). The Stockholder Agreement will terminate automatically on the date that the Principal Stockholder holds less than 5% of the outstanding shares of the Company’s Common Stock.

The foregoing description of the Stockholder Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Stockholder Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the closing of the Merger, the Company entered into a registration rights agreement (the “RRA”) with Cohanzick and certain holders of the Company’s securities (the “Holders”) pursuant to which the Company shall prepare and file or cause to be prepared and filed with the Securities and Exchange Commission, as soon as practicable following the Closing Date (as defined in the RRA) (but in no event later than 30 days following the Closing Date), a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), for an offering to be made on a continuous basis, pursuant to Rule 415 of the Securities Act or any successor thereto, registering certain securities as set forth in the RRA.

The foregoing description of the RRA is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the RRA, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Warrants

On the Closing Date, the Company issued the Warrants. The Warrants may be exercised in whole or in part at any time prior to the date that is five years after the Closing Date at an exercise price of $8.00 per share, subject to adjustment. Each of the Warrants may also be exercised on a “cashless” basis at any time at the election of the holder and if not fully exercised prior to the expiration date of the Warrant, shall be automatically exercised on a “cashless” basis.

The foregoing descriptions of the Class W-1 Warrant and Class W-2 Warrant is a summary only, does not purport to be complete and is qualified in its entirety by the full text of Class W-1 Warrant and Class W-2 Warrant, copies of which are attached hereto as Exhibits 10.4 and 10.5, respectively.

Services Agreement

On the Closing Date, in connection with the closing of the Merger, CrossingBridge entered into a Services Agreement (the “Services Agreement”) with Cohanzick pursuant to which CrossingBridge will make available to Cohanzick certain of its employees to provide investment advisory, portfolio management and other services to Cohanzick and, through Cohanzick, to Cohanzick’s clients. Any such individuals will be subject to the oversight and control of Cohanzick, and any services so provided to Cohanzick or a client of Cohanzick will be provided by such CrossingBridge employees in the capacity of a supervised person of Cohanzick. Cohanzick additionally may use the systems of CrossingBridge or its affiliates for its daily operations; provided that appropriate policies, procedures and other safeguards are established to assure that (a) the books and records of each of CrossingBridge and Cohanzick are created and maintained in a manner so as to be clearly separate and distinct from those of the other person and the clients of such person, and (b) confidential client and/or other material non-public information relating to the investment advisory activities of CrossingBridge or Cohanzick, as applicable, or other proprietary information regarding either such person or its clients, is safeguarded and maintained for the benefit of such person. As consideration for its services, Cohanzick will pay CrossingBridge a quarterly fee equal to 0.05% per annum of the monthly weighted average assets under management during such quarter with respect to all clients for which the Cohanzick has full investment discretion. Cohanzick and CrossingBridge will also split the payment of certain costs of other systems which use is shared between the Cohanzick and CrossingBridge. The term of the agreement is one year from the Closing Date.

The foregoing description of the Services Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Services Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, in connection with the closing of the Merger, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against certain expenses incurred by such director or officer in defending certain proceedings. In addition, the indemnification agreements provide for the advancement of certain expenses to such director or officer.

The foregoing description of the Indemnification Agreements is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreements, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. The Merger closed on August 11, 2022.

The terms of the Merger Agreement and the transactions contemplated thereby are set forth more fully in a Current Report on Form 8-K filed by Enterprise Diversified, Inc. (the predecessor registrant of the Company) and the exhibits thereto filed with the Securities and Exchange Commission on December 29, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, effective as of the Closing Date: David Sherman was appointed Chief Executive Officer of the Company and a member of the board of directors of the Company; Alea Kleinhammer was appointed as Chief Financial Officer of the Company; Jessica Greer was appointed as Secretary of the Company; and each of Steven Kiel, Thomas McDonnell, Abigail Posner and Mahendra Gupta were appointed as members of the board of directors of the Company.

The biographies of the newly appointed officers and directors are set forth below.

David Sherman currently serves as the Chief Executive Officer and Manager of Cohanzick and Chief Investment Officer of the firm’s $2.8 billion assets under management (“AUM”) (inclusive of AUM for CrossingBridge). Cohanzick specializes in corporate credit opportunities with a focus on high yield, stressed and distressed opportunities. Prior to founding Cohanzick in August 1996, Mr. Sherman worked at Leucadia National Corporation for 10 years.  In 1992, Mr. Sherman became a Vice President actively involved in corporate investments and acquisitions.  In addition, Mr. Sherman was Treasurer of Leucadia’s insurance operations with $3 billion of assets. In 2021, Mr. Sherman was appointed as an adjunct professor within NYU Stern’s Finance Department focused on Global Value Investing.  In 1987, Mr. Sherman graduated from Washington University with a B.S. in business administration. Mr. Sherman’s qualifications to serve on the Company’s board of directors include the experience derived from the ownership and operation of his own investment management firm for almost 30 years, and his in depth knowledge of the investment management industry resulting from his years working in the industry.

Alea A. Kleinhammer has served as a director and Chief Financial Officer of Enterprise Diversified, Inc. since May 5, 2019. Ms. Kleinhammer has worked closely with all of Enterprise Diversified Inc.’s subsidiaries as part of the financial reporting process since 2016. Ms. Kleinhammer holds an active CPA license in the state of Virginia and has multiple years of experience working in the public accounting sector. Ms. Kleinhammer earned a Bachelor of Arts in accounting from the University of Maryland at College Park.

Jessica Greer has served as the Vice President and Chief of Staff for Enterprise Diversified, Inc. as well as corporate secretary since February 2018. Mrs. Greer is the Vice President of the Company’s wholly owned asset management subsidiary, Willow Oak Asset Management, LLC. She leads the Fund Management Services division, offering operational and investor relations support to the funds on the Willow Oak platform. She serves on the Advisory Committee of the Anne Arundel County Board of Education in Maryland. Previously, Mrs. Greer served in various management, development, and fundraising roles for a public policy group in Washington, DC, as well as leadership roles on small non-profit boards. Mrs. Greer is a graduate of Loyola University Maryland.

Steven L. Kiel served as a director of Enterprise Diversified, Inc. from 2015 until the closing of the Merger. Mr. Kiel is the President of Arquitos Capital Management, LLC and portfolio manager of Arquitos Capital Partners, LP and Arquitos Capital Offshore, Ltd. Mr. Kiel is a judge advocate in the Army Reserves, a veteran of Operation Iraqi Freedom, and currently holds the rank of Major. Previously, Mr. Kiel was an attorney in private practice. He is a graduate of George Mason School of Law and Illinois State University and is a member of the bar in Illinois (inactive) and Washington, DC. Mr. Kiel’s qualifications to serve on the Company’s board of directors include his prior experience as a long-time director and former Chief Executive Officer of the Company and his relevant experience in the investment management industry.

Thomas A. McDonnell has served as a lead member of the board of directors of Euronet since its incorporation in December 1996. Since 2003, Mr. McDonnell has served as a member of the board of directors of Kansas City Southern. From 1987 to 2012, Mr. McDonnell served as the former Chief Executive Officer of DST Systems, Inc. He received his Bachelor of Science in Accounting from Rockhurst College and a Master of Business Administration from the Wharton School of Finance. Mr. McDonnell’s qualifications to serve on the Company’s board of directors include his more than 30 years of significant governance experience serving on boards of directors, his leadership experience as a chief executive officer and his education in finance.

Abigail Posner serves as the Director of Google’s US Creative Works, where she works closely with the advertising and marketing communities to help develop their strategic and creative efforts for the digital space. Before joining Google, Ms. Posner served as the Executive Vice President, Strategy Director at Publicis New York, where she directed strategic brand planning efforts for major new business pitches and provided thought leadership to key global clients, and co-strategy director at DDB. She graduated from Harvard University with a bachelor’s degree in social anthropology. Ms. Posner’s qualifications to serve on the Company’s board of directors include her years of brand development experience and experience advising a global client base.

Dr. Mahendra Gupta received his Ph.D. in accounting from Stanford University in 1990, his M.S. in industrial administration from Carnegie Mellon University in 1981, and his B.S. (Honors) in statistics and economics from Bombay University in 1978. Dr. Gupta has served on the Olin Business School at Washington University in St. Louis faculty since 1990 and in 2004 was named the Geraldine J. and Robert L. Virgil Professor of Accounting and Management. He was appointed dean of the Olin Business School in July 2005 and served in that role until June 2016. Dr. Gupta serves on Credit Suisse Mutual Funds, USA, First Bank and Caleres Company's board of directors and their audit committees. He is also on the boards of the Consortium for Graduate Study in Management, the Foundation for Barnes Jewish Hospital, and the Oasis Institute. Dr. Gupta has also served on the board of Dance St. Louis, Variety – Children’s Charity, Junior Achievement of Greater St. Louis, Guardian Angles Settlement Association and United Way of Greater St. Louis. Dr. Gupta’s research has been published in academic journals in the United States and abroad. Dr. Gupta’s qualifications to serve on the Company’s board of directors include his governance experience serving on several board of directors and audit committees and his extensive academic experience and education in accounting, administration, statistics and economics.

There are no family relationships between any of the foregoing officers and directors. Except as set forth herein, there is no arrangement or understanding between any of the foregoing officers and directors and any other persons pursuant to which such officers and directors were appointed as officers and directors of the Company. Except as set forth herein, there are no related party transactions involving any of the foregoing officers and directors that are reportable under Item 404(a) of Regulation S-K.

On June 3, 2022, CrossingBridge entered into an amended and restated employment agreement (the “Employment Agreement”) with David Sherman, which became effective immediately prior to the closing of the Merger (the “Effective Date”), pursuant to which Mr. Sherman serves as Chief Executive Officer of the Company and President of CrossingBridge. The term of the Employment Agreement is five years from the Effective Date, unless terminated sooner pursuant to the terms thereof. Pursuant to the Employment Agreement, Mr. Sherman shall receive a base salary of $400,000 per year and shall be eligible to receive certain other benefits. Pursuant to the Employment Agreement, CrossingBridge may terminate Mr. Sherman’s employment for Cause (as defined in the Employment Agreement), in which case Mr. Sherman shall be entitled to (i) the payment of any accrued but unpaid base salary through the date of termination, (ii) unreimbursed expenses through the date of termination and (iii) all vested and nonforfeitable compensation and benefits. CrossingBridge may also terminate Mr. Sherman’s employment for any reason other than for Cause, for Permanent Disability (as defined in the Employment Agreement) or upon his death, in which case Mr. Sherman shall receive (i) his base salary during the Payment Obligation Period (as defined herein), (ii) accrued but unpaid base salary through the date of termination, (iii) unreimbursed expenses through the date of termination, (iv) all vested and nonforfeitable compensation and benefits, and (v) during the COBRA Coverage Period (as defined herein), reimbursement for premiums for COBRA coverage provided that Mr. Sherman elects and is eligible for such coverage and he timely executes the General Release (as defined herein). Notwithstanding the foregoing, if CrossingBridge terminates Mr. Sherman’s employment without Cause and the decision to terminate Mr. Sherman’s employment was made by a decision of the board without the approval of board members elected pursuant to the rights of the Principal Stockholder as set forth in the Stockholder Agreement and/or the rights of the holders of the Company’s Class B Common Stock as set forth in the Company’s Amended and Restated Certificate of Incorporation, then in addition to other amounts due to Mr. Sherman, he shall be entitled to a lump sum payment equal to 2.5x his then annual base salary. In the event the Company terminates Mr. Sherman’s employment for Permanent Disability, Mr. Sherman shall receive (i) his base salary during the Payment Obligation Period, provided that Mr. Sherman timely executes the General Release, (ii) accrued but unpaid base salary through the date of termination, (iii) accrued but unreimbursed expenses and (iv) all other vested and nonforfeitable compensation and benefits. If Mr. Sherman’s employment is terminated for death, Mr. Sherman shall receive (i) any accrued but unpaid base salary through the date of his death, (ii) unreimbursed expenses incurred through the date of death and (iii) all vested and nonforfeitable compensation and benefits.

Mr. Sherman may terminate his employment for Good Reason (as defined in the Employment Agreement), in which case he shall be entitled to (i) payment of his base salary for a period commencing on the date of termination and ending six months thereafter (the “Payment Obligation Period”) provided that Mr. Sherman, among other things, timely executes a general release of claims in favor of CrossingBridge (the “General Release”), (ii) accrued but unpaid base salary through the date of termination, (iii) for the period commencing on the date of Mr. Sherman’s termination and ending at the end of the Payment Obligation Period or the date when COBRA continuation coverage has expired, whichever is earlier, monthly reimbursement of premiums for COBRA coverage, provided that Mr. Sherman elects and is eligible for such coverage and he timely executes the General Release, (iv) unreimbursed expenses through the date of termination and (v) all vested and nonforfeitable compensation and benefits. Notwithstanding the foregoing, if Mr. Sherman terminates his employment for Good Reason and the decision to reduce his base salary was made by a decision of the board without the approval of board members elected pursuant to the rights of the Principal Stockholder as set forth in the Stockholder Agreement and/or the rights of the holders of the Class B Common Stock as set forth in the Company’s Amended and Restated Certificate of Incorporation, then in addition to other amounts due to Mr. Sherman, he shall be entitled to a lump sum payment equal to 2.5x his then annual base salary. Mr. Sherman may also terminate his employment for any reason other than Good Reason in which case he shall provide CrossingBridge within 30 days advance notice and shall be entitled to (i) payment of any accrued but unpaid base salary through the date of termination, (ii) unreimbursed expenses incurred through the date of termination and (iii) and all other vested and nonforfeitable compensation and benefits. The Employment Agreement also contains covenants prohibiting Mr. Sherman from disclosing confidential information with respect to the Company.

The foregoing description of the Employment Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2022, in connection with the closing of the Merger, the Company filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. In addition, on August 10, 2022, the Company adopted Amended and Restated Bylaws. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired

Any financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)         Pro forma Financial Information

Any pro forma financial information required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among the Company, Enterprise Diversified, Inc., CrossingBridge Advisors LLC, Cohanzick Management LLC, and Zelda Merger Sub 1, Inc. and Zelda Merger Sub 2, LLC, dated as of December 29, 2021 (Incorporated by reference to Enterprise Diversified, Inc.’s Form 8-K filed with the SEC on December 29, 2021)
2.2	Amendment No. 1 to the Merger Agreement, dated June 3, 2022, by and among the Company, Enterprise Diversified, Inc., Zelda Merger Sub 1, Inc. and Zelda Merger Sub 2, LLC, CrossingBridge Advisors LLC and Cohanzick Management LLC (Incorporated by reference to Enterprise Diversified, Inc.’s Form 8-K filed with the SEC on June 8, 2022)
2.3	Amendment No. 2 to the Merger Agreement, dated July 13, 2022, by and among the Company, Enterprise Diversified, Inc., Zelda Merger Sub 1, Inc. and Zelda Merger Sub 2, LLC, CrossingBridge Advisors LLC and Cohanzick Management LLC (Incorporated by reference to Enterprise Diversified, Inc.’s Form 8-K filed with the SEC on July 15, 2022)
3.1	Amended and Restated Certificate of Incorporation of ENDI Corp.
3.2	Amended and Restated Bylaws of ENDI Corp.
10.1	Voting Agreement dated August 11, 2022 by and among the Company, Cohanzick Management, LLC, Steven Kiel and Arquitos Capital Offshore Master, Ltd.
10.2	Stockholder Agreement dated August 11, 2022 by and between the Company and Cohanzick Management, LLC
10.3	Registration Rights Agreement dated August 11, 2022 by and among Cohanzick Management, LLC and certain holders of the Company’s Securities
10.4	Class W-1 Warrant
10.5	Class W-2 Warrant
10.6	Services Agreement dated August 11, 2022 by and between the CrossingBridge Advisors, LLC and Cohanzick Management, LLC
10.7+	Form of Indemnification Agreement
10.8+	Amended and Restated Employment Agreement by and between CrossingBridge Advisors, LLC and David Sherman dated June 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDI CORP.
Date: August 12, 2022	/s/ David Sherman
David Sherman
Chief Executive Officer